                                                                     Exhibit 24


                                   EXHIBIT 24
                                   ----------

                                POWER OF ATTORNEY

   Each person whose signature appears below hereby authorizes Ronald W.Bachli and J. Thomas Byrom, or either of them, as attorney-in-fact to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-K of California Community Bancshares, Inc. for the fiscal year ended December 31,1999 and all amendments and/or supplements to this Annual Report on Form 10-K





/s/ Ronald W. Bachli
--------------------------------------                  April 4, 2000
   Ronald W. Bachli
   President and Chief Executive
   Officer and Director (principal
   executive officer)


/s/ Richard W. Decker, Jr
--------------------------------------                  April 4, 2000
   Richard W. Decker, Jr
   Chairman of the Board and Director


/s/ J.Thomas Byrom
--------------------------------------                  April 4, 2000
   J.Thomas Byrom, Secretary and Director


/s/ Robert J. Kushner
--------------------------------------                  April 4, 2000
   Robert J. Kushner, Director


/s/ Clifford R. Ronnenberg
--------------------------------------                  April 4, 2000
   Clifford R. Ronnenberg, Director


/s/ Joseph P. Heitzier
--------------------------------------                  April 4, 2000
   Joseph P. Heitzier, Director


/s/ Larry D. Mitchell
--------------------------------------                  April 4, 2000
   Larry D. Mitchell, Director


/s/ Jaynie M. Studenmund
--------------------------------------                  April 4, 2000
   Jaynie M. Studenmund, Director


/s/ David E. Hooston
--------------------------------------                  April 4, 2000
  David E. Hooston,
  Chief Financial Officer
 (principal accounting officer
  and principal financial officer)


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